UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2006
Date of Report (Date of earliest event reported)

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-33167	84-0448400
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

415 West Foothill Blvd, Suite 206, Claremont, California 91711-2766
(Address of principal executive offices)

 (909) 626-2358
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Principal Officers; Appointment of Principal Officers

On September 18, 2006, our Board of Directors appointed Juhua Wang as Chief Operating Officer after accepting the resignation of Johnson Lau.

Juhua Wang previously worked as the Vice General Manager of Shenyin Wanguo Securities Co. Ltd, Beijing Administrative Department and as the Manager of Beijing Jingsong Branch. Prior to that, she worked as the Vice Manager of Shanghai Wanguo Securities Northeast Administrative Department and the Manager of its Ha'erbin Sales Department. She was also Chief Economic Engineer of Ha'erbin Investment Group, Mechanic and Electrical Investment Co. Ms. Wang graduated from the Administrative Department of Ha'erbin Industry University with a Masters degree.

On September 18, 2006, our Board of Directors appointed Xiaonan Wu as our Vice President after accepting the resignation of Jinghong Zhang.

Mr. Xiaonan Wu has 17 years of experience in medical product distribution and market operations. He has substantial experience and resources in market development including work arising from his employment with Beijing Medicine Economical Technology Management Company as the General Manager Assistant and Assistant Manager in charge of drugs, and later as its Deputy General Manager.

Mr. Wu has also served as the Deputy General Manager of Beijing Medicine Limited Liability Company. At the same time he was the General Manager of its subordinate Medicine Guarantee Brand - New Pharmacy Chain Company as well as the General Manager of its subordinate joint-venture pharmaceutical company, Beijing Unit Medicine Company. Mr. Wu graduated from the College of Pharmacy, Beijing Medical University with a Bachelor of Science degree.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2006

By:	/s/ Wei Li
Name:	Wei Li
Title:	Chairman of Board of Directors and Chief Executive Officer